Exhibit 10.13

Date:	October 24, 2022

To:

Endurance Acquisition Corp., a Cayman Islands exempted company (“Endurance”), SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (the “Target”), SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Target (“Merger Sub”).

Address:	Endurance Acquisition Corp., 200 Park Avenue, 32nd Floor, New York, NY 10166

From:	Vellar Opportunity Fund SPV LLC - Series 7 (“Seller”), which shall be a bankruptcy-remote special purpose vehicle.

Re:	OTC Equity Prepaid Forward Transaction

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Seller, Endurance, Target and Merger Sub on the Trade Date specified below. The term “Counterparty” refers to (a) Endurance until the Business Combination (as defined below); provided that pursuant to the Business Combination Agreement (defined below), Merger Sub will merge with and into Endurance, with Endurance surviving the merger and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”), Endurance will become a wholly owned subsidiary of Target, with the shareholders and warrant holders of Endurance becoming shareholders and warrant holders of Target (the “Combined Company”); and (b) the Combined Company after the Business Combination. Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a Pricing Date Notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice, constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form (as defined below). This Confirmation, together with the Pricing Date Notice, evidences a complete binding agreement between Seller, Target and Counterparty as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction to which this Confirmation relates, there is any inconsistency between the ISDA Form, this Confirmation (including the Pricing Date Notice), the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation (including the Pricing Date Notice); (ii) the Equity Definitions; (iii) the Swap Definitions, and (iv) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Seller, Target and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date of the Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms

Type of Transaction:	Share Forward Transaction

Trade Date:	October 24, 2022

Pricing Date:	As specified in the Pricing Date Notice.

Effective Date:	One (1) Settlement Cycle following the Pricing Date.

Valuation Date:

36 months from the closing of the Business Combination pursuant to the Agreement and Plan of Merger (the “Maturity Date”), dated as of March 8, 2022, as amended (the “Business Combination Agreement”), by and among Counterparty, the Target and certain other parties thereto, as reported on the Form 8-Ks filed by the Counterparty on March 8, 2022, June 13, 2022 and August 23, 2022 (the “Form 8-K”).

VWAP Trigger Event:

Either (x) during the 12 months following closing of the Business Combination, for any 45 consecutive trading day-period occurring during such 12 month period, the VWAP Price for 30 trading days during such period shall be less than $1.50 per Share or (y) during the subsequent 24 months following closing of the Business Combination, for any 45 consecutive trading day-period occurring during such 24 month period, the VWAP Price for 30 trading days during such period shall be less than $2.50 per Share. In either event, Seller may elect to accelerate the Maturity Date to the date of such VWAP Trigger Event.

VWAP Price:

For any trading day, the Rule 10b-18 volume weighted average price per Share for such day as reported on Bloomberg Screen “SATX <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such trading day for any reason or is erroneous, the VWAP Price shall be as reasonably determined by the Calculation Agent.

Pricing Date Notice:

Seller shall deliver to Counterparty a Pricing Date Notice no later than one (1) Exchange Business Day following the closing of the Business Combination. The Pricing Date Notice shall include the Number of Shares purchased by Seller, whether or not such purchases have been settled, with further written notice to be provided by Seller to Counterparty upon settlement of such purchases. The Pricing Date Notice shall be delivered by the Seller to the Counterparty on or prior to the closing of the Business Combination.

Dilutive Offering Reset:

To the extent the Counterparty or the Target sells, after the date hereof, enters any agreement to sell or grants any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Shares or any securities of the Counterparty or the Target or any of their respective subsidiaries which would entitle the holder thereof to acquire at any time Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares, at an effective price per share less than the then existing Reset Price then the Reset Price shall be modified to equal such reduced price. This provision shall not apply to any grants or issuances under the Counterparty’s equity compensation plans that have been authorized and publicly disclosed by the Counterparty as of the date hereof, Shares underlying warrants now outstanding or issued in connection with the Business Combination or any Shares issued in connection with the Business Combination in each case pursuant to the Business Combination Agreement as of the date hereof.

Reset Price:

The Reset Price shall be adjusted on the first scheduled trading day of each month (each a “Reset Date”) commencing on the first calendar month following the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the last ten (10) trading days of the prior calendar month, but not lower than $6.00; provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset.

Seller:	Seller.

Buyer:	Counterparty.

Shares:

Prior to the closing of the Business Combination, the Class A ordinary shares, par value $0.0001 per share, of Endurance (Ticker: “EDNC”) and, after the closing of the Business Combination, the ordinary shares, with no par value per share of the Combined Company. Seller will hold the Recycled Shares and the Additional Shares (together, the “Subject Shares”) in a bankruptcy remote special purpose vehicle for the benefit of Counterparty.

Number of Shares:

The sum of (a) the number of Recycled Shares and (b) the number of Additional Shares, as specified in the Pricing Date Notice, but in no event more than the Maximum Number of Shares. The Number of Shares is subject to reduction as described under “Optional Early Termination.”

Maximum Number of Shares:	10,000,000 Shares.

Initial Price:

The Per-Share Redemption Price (the “Redemption Price”) as defined in Article 54.5 of the Amended and Restated Articles of Incorporation of Counterparty dated as of September 15, 2021, as amended from time to time (the “Certificate of Incorporation”).

Recycled Shares:

The number of Shares purchased by Seller from third parties (other than Counterparty) through a broker in the open market; provided that Seller shall have irrevocably waived all redemption rights with respect to such Shares as provided below in the section captioned “Transactions by Seller in the Shares.” Seller shall specify the number of Recycled Shares (the “Number of Recycled Shares”) in the Pricing Date Notice.

Additional Shares:

Additional Shares may be purchased by Seller from the Counterparty, in Seller’s sole discretion, with such number of Shares to be specified in a Pricing Date Notice as Additional Shares; provided that such number of Additional Shares that may be purchased from the Counterparty shall not exceed the difference of (x) the Maximum Number of Shares and (y) the Recycled Shares.

Prepayment:

Applicable. Prepayment of the Prepayment Amount shall be made directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust holding the net proceeds of the sale of the units in Counterparty’s initial public offering and the sale of private placement units (the “Trust Account”) no later than the Prepayment Date. Counterparty shall provide notice to Counterparty’s transfer agent of the entrance into this Confirmation no later than one (1) Local Business Day following the date hereof, with copy to Seller and Seller’s outside legal counsel. Counterparty shall also provide to Seller and Seller’s outside legal counsel a draft of the flow of funds from the Trust Account prior to the closing of the Business Combination itemizing the Prepayment Amount due to Seller.

Prepayment Amount:	An amount equal to the Initial Price multiplied by the Number of Shares.

Prepayment Date:

The earlier of (a) one (1) Local Business Day after the closing of the Business Combination and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

Variable Obligation:	Not applicable.

Prepayment Shortfall:

An amount in USD equal to 10% of the product of the Number of Shares and the Initial Price. The Seller shall pay the Prepayment Shortfall to Counterparty (or to a subsidiary of the Counterparty as directed by the Counterparty) on the Registration Statement Effective Date.

Prepayment Shortfall Consideration:

Seller in its sole discretion may sell Subject Shares at any time after the Registration Statement Effective Date and at any sales price, without payment by Seller of any Early Termination Obligation (as defined below) until such time as the proceeds from the such sales equal 133.33% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). At such time that gross proceeds generated from Shortfall Sales is equal to the Prepayment Shortfall, Seller shall pay to Counterparty 25% and all proceeds from subsequent Shortfall Sales shall be split between the Counterparty (25%) and the Seller (75%), until the foregoing proceeds from the Shortfall Sales reach an amount equal to 133.33% of the Prepayment Shortfall (the “Shortfall Sale Proceeds”). Any sales of Subject Shares by Seller that result in proceeds in excess of 133.33% of the Prepayment Shortfall shall constitute an Optional Early Termination for purposes hereof. Seller may designate any sale of Shares as either a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, by delivering a Shortfall Sale Notice as required hereunder, or an Optional Early Termination, subject to the terms and conditions herein applicable to Terminated Shares, by delivering an OET Notice as required hereunder.

Exchange(s):	NYSE

Related Exchange(s):	All Exchanges.

Break-Up Fees:

A Break-Up Fee equal to (i) all of Seller’s fees costs and expenses relating to the Transaction in an amount not to exceed $75,000 (without duplication of any fees that were previously paid) plus (ii) $500,000 shall be payable, jointly and severally, by the Counterparty and the Target to Seller in the event this Confirmation or the Transaction is terminated by Counterparty or Target; provided that the Break-Up Fee shall not be payable if (i) the Business Combination is terminated pursuant to the terms and conditions of the Business Combination Agreement or (ii) upon an Optional Early Termination; provided, further, that Seller hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Counterparty’s Trust Account, as described more fully in its final prospectus for its initial public offering filed with the Securities and Exchange Commission on January 27, 2021, and agrees not to seek recourse against the Trust Account; in each case, as a result of, or arising out of, this Transaction; provided, however, that nothing herein shall (x) serve to limit or prohibit Seller’s right to pursue a claim against the Counterparty for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Seller may have in the future against the Counterparty’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit Seller’s right, title, interest or claim to the Trust Account by virtue of such Seller’s record or beneficial ownership of securities of the Counterparty acquired by any means other than pursuant to this Transaction, including but not limited to any redemption right with respect to any such securities of the Seller.

Payment Dates:	With respect to Counterparty, the last day of each calendar quarter or, if such date is not a Local Business Day, the next following Local Business Day, until the Maturity Date.

Reimbursement of Legal Fees and Other Fees and Expenses:

On the Effective Date, Counterparty shall pay to Seller an amount not to exceed $75,000 in attorney fees and other reasonable expenses related thereto incurred by Seller or its affiliates in connection with this Transaction. Counterparty shall also pay to Seller a quarterly fee of $5,000 (payable in full upon the Effective Date and upon the first Local Business Day of each subsequent quarter). In addition, on the Effective Date, Counterparty shall also pay the acquisition costs of the Recycled Shares up to $0.05 per Share.

Settlement Terms

Settlement Method Election:	Not Applicable.

Settlement Method:	Physical Settlement.

Settlement Currency:	USD.

Settlement Date:	Two (2) Exchange Business Days following the Valuation Date.

Excess Dividend Amount	Ex Amount.

Additional Payment on Settlement:	On the Settlement Date, Counterparty shall pay to Seller any accrued and unpaid amount due under Reimbursement of Legal Fees and Other Fees and Expenses.

Optional Early Termination:

From time to time and on any date after the Registration Statement Effective Date (any such date, an “OET Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, terminate the Transaction in whole or in part, in which case Seller shall provide written notice to Counterparty (the “OET Notice”) no later than the later of (a) the third Local Business Day following the OET Date and (b) the first Payment Date after the OET Date, specifying the quantity by which the Number of Shares is to be reduced (such quantity, the “Terminated Shares”). In addition, Seller shall terminate the Transaction in respect of any Shortfall Sale Shares sold by it on or prior to the Maturity Date, and Seller shall be obligated to deliver a Shortfall Sale Notice in respect of any Shortfall Sale Shares sold prior to the Maturity Date. The effect of an OET Notice given shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. The effect of a Shortfall Sale Notice given shall be to reduce the Number of Shares by the relevant number of Shortfall Sale Shares sold, as specified in such Shortfall Sale Notice with effect as of the related Shortfall Sale Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date (an “Early Termination Obligation”). No Early Termination Obligation shall be due to Counterparty upon any Shortfall Sale Shares. Any proceeds from the Optional Early Termination shall be payable to Counterparty pursuant to the terms hereof. The remainder of the Transaction, if any, shall continue in accordance with its terms; provided that if the OET Date is also the stated Valuation Date, the remainder of the Transaction shall be settled in accordance with the other provisions of “Settlement Terms.” Seller shall pay to Counterparty any and all unsatisfied Early Termination Obligations, calculated as of the last day of each calendar quarter, on the first Local Business Day following such day.

Shortfall Sales:

From time to time and on any Exchange Business Day following the Registration Statement Effective Date (any such date, a “Shortfall Sale Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, at any sales price, sell Shortfall Sale Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the third Local Business Day following the Shortfall Sales Date and (b) the first Payment Date after the Shortfall Sales Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale Proceeds. Seller shall not have any Early Termination Obligation in connection with any Shortfall Sales. The Counterparty agrees that it shall not issue any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares until the Shortfall Sales equal the Prepayment Shortfall, except, starting 60 calendar days after the date hereof, pursuant to that certain equity line of credit further described in Target’s registration statement on Form F-4 filed with the Commission on September 21, 2022. For the avoidance of doubt, the preceding sentence shall not affect the Counterparty’s ability to issue Shares pursuant to the Counterparty’s equity compensation plans that have been authorized and publicly disclosed by the Counterparty as of the date hereof, Shares underlying warrants now outstanding or issued in connection with the Business Combination or any Shares issued in connection with the Business Combination, in each case as contemplated by the Business Combination Agreement as of the date hereof.

Maturity Consideration:

An amount equal to the product of (1) the Maximum Number of Shares less the number of Terminated Shares (the “Remaining Shares”) multiplied by (2) $1.50 (the “Maturity Consideration”). Subject to the last sentence of this paragraph, at the Maturity Date, Seller shall be entitled to receive the Maturity Consideration in Shares (the “Maturity Consideration Shares”) based on the average daily VWAP Price over 30 trading days commencing on the Maturity Date. Subject to the last sentence of this paragraph, the Counterparty will use its reasonable best efforts to register the Shares comprising the Maturity Consideration within 120 calendar days of the Maturity Date (provided that upon written notice to the Seller from the Counterparty that its board of directors has determined in good faith that such registration may not be completed within 120 calendar days due to circumstances outside of the control of the Counterparty then Counterparty shall have an additional 30 calendar days (150 calendar days total) to register such Shares), and if all such Shares are not registered within that period, the Counterparty will settle the Maturity Consideration pursuant to the last sentence of this paragraph; provided that if Counterparty is in breach of the foregoing, Counterparty shall promptly issue to Seller such number of additional shares that is equal to 25% of the amount of Shares to be issued to Seller as Maturity Consideration. Settlement shall be made on a net basis. If the Maturity Consideration Shares exceed the Remaining Shares, then Counterparty shall issue to Seller a number of Shares equal to such excess. If the Remaining Shares exceed the Maturity Consideration Shares, then Seller shall deliver to Counterparty a number of Shares equal to such excess. Notwithstanding the foregoing, the Maturity Consideration due to Seller may be paid, in whole or in part, to Seller in cash, at the Counterparty’s election, in which case Seller will deliver to Counterparty the Number of Shares that remain in the Transaction.

Share Consideration:

In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) the number of Shares, if any, up to a maximum of 250,000, purchased by Seller from third parties in the open market through a broker prior to the closing of the Business Combination (the “Share Consideration Shares”), multiplied by (y) the Redemption Price. The Share Consideration Shares shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares in this Transaction, and Seller shall have no obligations with respect to such Share Consideration Shares in connection with this Confirmation, other than to sell them pursuant to an effective Registration Statement or an available exemption from the registration requirements of the Securities Act.

Share Registration

Within thirty (30) calendar days after the closing of the Business Combination, Counterparty shall use its best efforts to file (at Counterparty’s sole cost and expense) with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement registering the resale of all shares held by the Seller and its affiliates, including the Recycled Shares, the Additional Shares and any Share Consideration Shares (the “Registration Statement”), and have the Registration Statement declared effective (the “Registration Statement Effective Date”) as soon as practicable after the filing thereof, but no later than the earliest of (i) the 45th calendar day (or 90th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement) following such closing and (ii) the 5th Business Day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Counterparty shall file the final prospectus under Rule 424 of the Securities Act of 1933, as amended (the “Securities Act”). In no event shall Seller be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. The Counterparty will use its best efforts to keep the Registration Statement covering the resale of the shares as described above continuously effective (except for customary blackout periods, up to twice per year and for a total of up to 15 calendar days (and not more than 10 calendar days in an occurrence), if and when the Counterparty is in possession of material non- public information the disclosure of which, in the good faith judgment of the Counterparty’s board of directors, would be prejudicial, and the Counterparty agrees to promptly notify Seller of any such blackout determination) until the earlier of (a) the Maturity Date or (b) the date on which all such shares have been sold or may be transferred without any restrictions including volume limitations under Rule 144 under the Securities Act; provided that Counterparty covenants and agrees to make all necessary filings and submissions in furtherance of the foregoing. The Seller may, at its sole discretion, accelerate the Maturity Date (and payment of the Maturity Consideration) at any time if (a) the Registration Statement covering all of the shares described above in this section is not declared effective after the 45th calendar day (or 90th calendar day if the Commission notifies the Counterparty that it will “review” the Registration Statement) after its filing or (b) the Registration Statement after it is declared effective by the Commission ceases to be continuously effective (subject to the blackout periods as indicated above and except that the Registration Statement’s continuous effectiveness may be suspended for the period from April 1, 2023 through and including April 30, 2023 to allow the Company to prepare and file its audited financial statements and related information for the year ending December 31, 2022 provided that the Counterparty delivers written notice to the Seller that its board of directors has determined in good faith that the Counterparty is unable to prepare and file its audited financial statements and related information for the year ending December 31, 2022 without unreasonable burden or expense); provided that in this case, the Seller shall be entitled to and Counterparty shall promptly pay Seller the Break-up Fees. If requested by Seller, the Counterparty shall remove or instruct its transfer agent to remove any restrictive legend with respect to transfers under the Securities Act from any and all Shares held by Seller if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met), or (3) such Shares are eligible for sale under Rule 144, without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Shares and without volume or manner-of-sale restrictions; provided that Seller shall have timely provided customary representations and other customary documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent in connection therewith. Any fees (with respect to the transfer agent, Counterparty’s counsel or otherwise) associated with the issuance of any legal opinion required by the Counterparty’s transfer agent or the removal of such legend shall be borne by the Counterparty. If a legend is no longer required pursuant to the foregoing, the Counterparty will, no later than five (5) Exchange Business Days following the delivery by Seller to the Counterparty or the transfer agent (with notice to the Counterparty) of customary representations and other documentation reasonably acceptable to the Counterparty, its counsel and/or its transfer agent, remove the restrictive legend related to the book entry account holding the Shares and make a new, unlegended book entry for the Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Extraordinary Events:

Consequences of Merger Events involving Counterparty:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Cancellation and Payment.

Share-for-Combined:	Component Adjustment.

Tender Offer:

Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

Share-for-Share:	Calculation Agent Adjustment.

Share-for-Other:	Calculation Agent Adjustment.

Share-for-Combined:	Calculation Agent Adjustment.

Composition of Combined Consideration:	Not Applicable.

Nationalization, Insolvency or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Capital Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Business Combination Exclusion:

Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:

(a) Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof.

(a) Failure to Deliver:	Not Applicable.

(b) Insolvency Filing:	Applicable.

(c) Hedging Disruption:	Not Applicable.

(d) Increased Cost of Hedging:	Not Applicable.

(e) Loss of Stock Borrow:	Not Applicable.

(f) Increased Cost of Stock Borrow:	Not Applicable.

Determining Party:

For all applicable events, Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Determining Party, in which case a Third Party Dealer (as defined below) in the relevant market selected by Counterparty will be the Determining Party.

Additional Provisions:

Calculation Agent:

Seller, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Seller, or (ii) if Seller fails to perform its obligations as Calculation Agent, in which case an unaffiliated leading dealer in the relevant market selected by Counterparty in its sole discretion will be the Calculation Agent.

In the event that a party (the “Disputing Party”) does not agree with any determination made (or the failure to make any determination) by the Calculation Agent, the Disputing Party shall have the right to require that the Calculation Agent have such determination reviewed by a disinterested third party that is a dealer in derivatives of the type that is the subject of the dispute and that is not an Affiliate of either party (a “Third Party Dealer”). Such Third Party Dealer shall be jointly selected by the parties within one (1) Business Day after the Disputing Party’s exercise of its rights hereunder (once selected, such Third Party Dealer shall be the “Substitute Calculation Agent”). If the parties are unable to agree on a Substitute Calculation Agent within the prescribed time, each of the parties shall elect a Third Party Dealer and such two dealers shall agree on a Third Party Dealer by the end of the subsequent Business Day. Such Third Party Dealer shall be deemed to be the Substitute Calculation Agent. Any exercise by the Disputing Party of its rights hereunder must be in writing and shall be delivered to the Calculation Agent not later than the third Business Day following the Business Day on which the Calculation Agent notifies the Disputing Party of any determination made (or of the failure to make any determination). Any determination by the Substitute Calculation Agent shall be binding in the absence of manifest error and shall be made as soon as possible but no later than the second Business Day following the Substitute Calculation Agent’s appointment. The costs of such Substitute Calculation Agent shall be borne by (a) the Disputing Party if the Substitute Calculation Agent substantially agrees with the Calculation Agent or (b) the non-Disputing Party if the Substitute Calculation Agent does not substantially agree with the Calculation Agent. If, after following the procedures and within the specified time frames set forth above, a binding determination is not achieved, the original determination of the Calculation Agent shall apply.

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable. Seller shall not short the Shares prior to the earlier of (i) the Maturity Date and (ii) cancellation of the Transaction.

Additional Acknowledgements:	Applicable.

Schedule Provisions:

Specified Entity:	In relation to both Seller and Counterparty for the purpose of: Section 5(a)(v), Not Applicable Section 5(a)(vi), Not Applicable Section 5(a)(vii), Not Applicable Section 5(b)(v), Not Applicable

Cross-Default	The “Cross-Default” provisions of Section 5(a)(vi) of the ISDA Form will not apply to either party.

Credit Event Upon Merger	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of the ISDA Form will not apply to either party.

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) of the ISDA Form will not apply to either party.

Termination Currency:	United States Dollars.

Additional Termination Event:

Will apply to Seller and to Counterparty and Target. The occurrence of any of the following events shall constitute an Additional Termination Event in respect of which Seller and Counterparty and Target shall be Affected Parties:

(a)the Business Combination fails to close on or before the Termination Date (as defined in the Business Combination Agreement) (as such Termination Date may be amended or extended from time to time); and

(b)the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination.

Notwithstanding the foregoing, Counterparty’s obligations set forth under the captions, “Reimbursement of Legal Fees and Expenses,” and “Other Provisions — (d) Indemnification” shall survive any termination due to the occurrence of either of the foregoing Additional Termination Events.

Governing Law:	New York law (without reference to choice of law doctrine).

Credit Support Document:	With respect to Seller and Counterparty, None.

Credit Support Provider:	With respect to Seller and Counterparty, None.

Local Business Days:

Seller specifies the following places for the purposes of the definition of Local Business Day as it applies to it: New York. Counterparty specifies the following places for the purposes of the definition of Local Business Day as it applies to it: Israel.

Representations, Warranties and Covenants

1.

Each of Counterparty and Seller represents and warrants to, and covenants and agrees with, the other as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(a)

Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c)	Non-Public Information. It is in compliance with Section 10(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)	Eligible Contract Participant. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act (7 U.S.C. § 1a(18)) and CFTC regulations (17 CFR § 1.3).

(e)

Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

(f)

Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act, (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

(g)

Investment Company Act. It is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(h)

Authorization. The Transaction has been entered into pursuant to authority granted by its board of directors or other governing authority. It has no internal policy, whether written or oral, that would prohibit it from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made in connection therewith.

(i)

Affiliate Status. It is the intention of the parties hereto that Seller shall not be an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of the Counterparty, including Endurance prior to the Business Combination or the Combined Company following the closing of the Business Combination as a result of the transactions contemplated hereunder.

2.	Counterparty represents and warrants to, and covenants and agrees with Seller as of the date on which it enters into the Transaction that:

(a)	Total Assets. It has total assets of at least USD $5,000,000 as of the date hereof.

(b)

Non-Reliance. Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Seller is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards.

(c)

Solvency. Counterparty shall be as of the date of any payment or delivery by Counterparty under the Transaction solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages. Counterparty: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (a) it has not violated and will not violate any law applicable to the acquisition or redemption by an issuer of its own securities and (b) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(d)

Public Reports. As of the Trade Date, Counterparty is in material compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)

No Distribution. Except with respect to the Shares to be offered or sold under the Registration Statement, Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

(f)

SEC Documents. The Counterparty shall comply with the Securities and Exchange Commission’s guidance, including Compliance and Disclosure Interpretation No. 166.01, for all relevant disclosure in connection with this Confirmation and the Transaction, and will not file with the Securities and Exchange Commission any Form 8-K, Registration Statement on Form S-4 (including any post-effective amendment thereof), proxy statement, or other document that includes any disclosure regarding this Confirmation or the Transaction without consulting with and reasonably considering any comments received from Seller, provided that, no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Counterparty that were reviewed by Seller.

(g)	Waiver. The Counterparty hereby waives any violation of its “bulldog clause” and any other similar restrictions that would be caused by Seller entering into this Transaction.

(h)

Disclosure. The Counterparty shall preview with Seller all public disclosure relating to the Transaction and shall consult with Seller to ensure that such public disclosure, including the press release, Form 8-K or other filing that announces the Transaction adequately discloses the material terms and conditions of the Transaction in form and substance reasonably acceptable to Seller; provided that the Form 8-K shall be publicly filed on the same date that definitive transaction documents are signed and provided further, that to the extent definitive transaction documents are not signed at least 48 hours prior to the Redemption Deadline, the Counterparty agrees to make all necessary disclosures (if any) at least 24 hours prior to the Redemption Deadline to ensure that Seller is not in possession of material non-public information as a result of the transactions outlined herein.

(i)	Listing. The Counterparty agrees to use its best efforts to maintain the listing of the Shares on a national securities exchange.

(j)	Regulatory Filings. Counterparty covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction.

(k)

Regulation M and Target Approvals. Counterparty is not on the Trade Date and agrees and covenants that it will not be on any date Seller is purchasing shares that may be included in a Pricing Date Notice, engaged or engaging in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b) (10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second scheduled trading day immediately following dates referenced in the preceding sentence, engage in any such distribution. Counterparty, including Target, also agrees and covenants that all required approvals and consents of the Target security holders in connection with the Business Combination shall have been obtained and any subsequent valuation periods as contemplated under Regulation M under the Exchange Act, shall be completed in each case as of the date hereof.

(l)

Termination. The Counterparty and the Target jointly and severally agree to pay the Seller the Break-up Fees if the Counterparty or Target terminates this Transaction, including the Confirmation prior to the closing of the Business Combination.

3.	Seller represents and warrants to, and covenants and agrees with Counterparty as of the date on which it enters into the Transaction and each other date specified that:

(a)

Regulatory Filings. Seller covenants that it will make all regulatory filings that it is required by law or regulation to make with respect to the Transaction including, without limitation, as may be required by Section 13 or Section 16 under the Exchange Act and, assuming the accuracy of Counterparty’s Repurchase Notices (as described under “Repurchase Notices” below) any sales of Subject Shares will be in compliance therewith.

(b)

Shorting. Seller agrees not to effect any Short Sales in respect of the Shares prior to the earlier of a) the Maturity Date b) the Transaction Cancelation. Short Sales means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis).

(c)

Share Sales. Seller agrees not to effect sales of Shares pursuant to the Transaction unless such sale is pursuant to an effective registration statement under the Securities Act, an available exemption from the registration requirements of the Securities Act or a transaction not subject to the registration requirements of the Securities Act.

Transactions by Seller in the Shares

(a)

Seller hereby waives the redemption rights (“Redemption Rights”) set forth in Articles 8.3 and 54.5 of the Certificate of Incorporation in connection with the Business Combination with respect to Subject Shares.

(b)

Seller will give written notice to Counterparty of any sale of Subject Shares by Seller within one (1) Local Business Day following the date of such sale, such notice to include the date of the sale and the number of Subject Shares sold.

No Arrangements

Seller and Counterparty each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Seller and Counterparty with respect to any Shares or Endurance or the Combined Company (as the case may be), other than those set forth herein; (ii) although Seller may hedge its risk under the Transaction in any way Seller determines, Seller has no obligation to hedge with the purchase or maintenance of any Shares or otherwise; (iii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (iv) Counterparty will not seek to influence Seller with respect to the voting of any Hedge Positions of Seller consisting of Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the ISDA Form, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the ISDA Form.

Address for Notices

Notice to Seller:

3 Columbus Circle

24th Floor

New York, NY 10019

Notice to Counterparty:

200 Park Avenue

32nd Floor

New York, NY 10166

Following the Closing of the Business Combination:

Notice to Target:

SatixFy Communications Ltd.

12 Hamada St.

Rehovot 670315 Israel

Account Details

Account details for Seller: To be advised in writing.

Account details for Counterparty: To be advised in writing.

Other Provisions.

(a)	Rule 10b5-1.

(i)

Counterparty represents and warrants to Seller that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Seller that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. Counterparty acknowledges that it is the intent of the parties that the Transaction comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and the Transaction shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii)

Counterparty agrees that it will not seek to control or influence Seller’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under the Transaction, including, without limitation, Seller’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation and the Transaction under Rule 10b5-1.

(iii)

Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty, or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(b)

Repurchase Notices. Counterparty shall, on any day on which Counterparty is not a “foreign private issuer” for purposes of the Securities Act and Counterparty effects any repurchase of Shares, promptly give Seller a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than the number of Shares outstanding that would result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by 0.10% (in the case of the first such notice) or (ii) thereafter more than the number of Shares that would need to be repurchased to result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by a further 0.10% less than the number of Shares included in the immediately preceding Repurchase Notice; provided that the Counterparty agrees that this information does not constitute material non-public information; provided, further, if this information shall be material non-public information, it shall publicly disclosed immediately. If, on any date, Counterparty is not a “foreign private issuer” for purposes of the Securities Act, Counterparty agrees to indemnify and hold harmless Seller and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Seller’s hedging activities as a consequence of remaining or becoming a Section 16 “insider” following the closing of the Business Combination, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Seller with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within thirty (30) calendar days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing; provided, however, for the avoidance of doubt, Counterparty has no indemnification or other obligations with respect to Seller becoming a Section 16 “insider” prior to the closing of the Business Combination. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Seller with a Repurchase Notice at a time when Counterparty is not a “foreign private issuer” for purposes of the Securities Act in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

(c)

Transfer or Assignment. The Seller may freely transfer or assign the rights and duties under this Confirmation. If at any time following the closing of the Business Combination at which (A) the Section 16 Percentage exceeds the Section 16 Threshold or (B) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clause (A) or (B), an “Excess Ownership Position”), Seller is unable to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Seller and within a time period reasonably acceptable to Seller such that no Excess Ownership Position exists, then Seller may partially terminate a portion of the Transaction (the “Terminated Portion”) on any Exchange Business Day of its election (the “Partial Termination Date”), such that following such partial termination no Excess Ownership Position exists. In the event that Seller so terminates a portion of the Transaction, a portion of the Shares with respect to the Transaction shall be delivered to Counterparty as if the Partial Termination Date were the Valuation Date in respect of a Transaction having terms identical to the Transaction and a Number of Shares equal to the number of Shares underlying the Terminated Portion. The “Section 16 Threshold” means (x) if Counterparty is a “foreign private issuer” for purposes of the Securities Act, infinity and (y) in all other cases, 9.9%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Seller, (A) the numerator of which is the number of Shares that Seller and each person subject to aggregation of Shares with Seller under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) of the Exchange Act) with Seller directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) (the “Seller Group” ) and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Seller and any person whose ownership position would be aggregated with that of Seller and any group (however designated) of which Seller is a member (Seller or any such person or group, a “Seller Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Seller in its sole discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Seller Person, or could result in an adverse effect on a Seller Person, under any Applicable Restriction, as determined by Seller in its sole discretion, minus (B) 0.1% of the number of Shares outstanding.

(d)

Indemnification. Counterparty agrees to indemnify and hold harmless Seller, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but not including financial losses to an Indemnified Party relating to the economic terms of the Transaction provided that the Counterparty performs its obligations under this Confirmation in accordance with its terms), claims, damages and liabilities (or actions in respect thereof) expenses, joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Indemnified Parties and the Counterparty or between any of the Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon the Transaction, including the execution or delivery of this Confirmation, the performance by Counterparty of its obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Confirmation or the ISDA Form, regulatory filings and submissions made by or on behalf of the Counterparty related to the Transaction (other than as relates to any information provided by or on behalf of Seller or its affiliates), or the consummation of the transactions contemplated hereby, including the Registration Statement or any untrue statement or alleged untrue statement of a material fact contained in any registration statement, press release, filings or other document, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Counterparty has no indemnification obligations with respect to any loss, claim, damage, liability or expense related to the manner in which Seller sells, or arising out of any sales by Seller of, the Subject Shares or any other Shares owned by Seller. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Seller’s material breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from Seller’s willful misconduct, gross negligence or bad faith in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition (and in addition to any other Reimbursement of Legal Fees and other Expenses contemplated by this Confirmation), Counterparty will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from such Indemnified Party’s breach of any covenant, representation or other obligation in this Confirmation or the ISDA Form or from the gross negligence, willful misconduct or bad faith of the Indemnified Party or breach of any U.S. federal or state securities laws or the rules, regulations or applicable interpretations of the Securities and Exchange Commission. The provisions of this paragraph shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and/or delegation of the Transaction made pursuant to the ISDA Form or this Confirmation shall inure to the benefit of any permitted assignee of Seller.

(e)	Amendments to Equity Definitions.

(i)

Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Form with respect to that Issuer.”; and

(ii)

Section 12.6(c)(ii) of the Equity Definitions is hereby amended by replacing the words “the Transaction will be cancelled,” in the first line with the words “Seller will have the right, which it must exercise or refrain from exercising, as applicable, in good faith acting in a commercially reasonable manner, to cancel the Transaction,”.

(f)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(g)

Attorney and Other Fees. Subject to clause (d) Indemnification (above), in the event of any legal action initiated by any party arising under or out of, in connection with or in respect of, this Confirmation or the Transaction, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

(h)

Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(i)

Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (a) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (b) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate, terminate and accelerate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the ISDA Form with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(j)Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Seller appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

VELLAR OPPORTUNITIES FUND SPV LLC - SERIES 7

		By:	/s/ Solomon Cohen
		Name:	Solomon Cohen
		Title:	Authorized Signatory

Agreed and accepted by:

ENDURANCE ACQUISITION CORP.

By:	/s/ Richard Davis
Name:	Richard Davis
Title:	Chief Executive Officer

SATIXFY COMMUNICATIONS LTD.

By:	/s/ Dudi Ripstein
Name:	Dudi Ripstein
Title:	Chief Executive Officer

By:	/s/ Yoav Leibovitch
Name:	Yoav Leibovitch
Title:	Chairman and Chief Financial Officer

SATIXFY MS

By:	/s/ Yoav Leibovitch
Name:	Yoav Leibovitch
Title:	Chairman and Chief Financial Officer

FORM OF PRICING DATE NOTICE

Date: [•], 2022

To: Endurance Acquisition Corp. (“Counterparty”)

Address: [•]

Phone: [•]

From: Vellar Opportunity Fund SPV LLC - Series 7 (“Seller”)

Re: OTC Equity Prepaid Forward Transaction

1.This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of October [24], 2022 (the “Confirmation”) between Counterparty and Seller, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2.The purpose of this Pricing Date Notice is to confirm certain terms and conditions of the Transaction entered into between Seller and Counterparty pursuant to the Confirmation.

Pricing Date: [•], 2022

Number of Recycled Shares:

Number of Additional Shares:

Number of Shares:

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT

FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of October 25, 2022 (this “Amendment”), by and among Vellar Opportunity Fund SPV LLC – Series 7 (“Vellar”), Endurance Acquisition Corp., a Cayman Islands exempted company (“Endurance”), SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (the “Target”), SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of the Target (“Merger Sub”).

Reference is hereby made to the Forward Purchase Agreement Confirmation, dated as of October 24, 2022 (the “Confirmation”), by and among the Vellar, Endurance, Target and Merger Sub. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Term Sheet.

Amendments of the Confirmation: The parties hereto agree to amend the Confirmation to include the following in the Amendments:

The “VWAP Trigger Event” section shall be deleted in its entirety and replaced with:

VWAP Trigger Event:

Either (x) during the 12 months following closing of the Business Combination, for any 90 trading days during a 120-consecutive day period occurring during such 12 month period, the VWAP Price for 90 trading days during such period shall be less than $1.50 per Share or (y) during the subsequent 24 months following closing of the Business Combination, for any 45 consecutive trading day-period occurring during such 24 month period, the VWAP Price for 30 trading days during such period shall be less than $2.50 per Share. In either event, Seller may elect to accelerate the Maturity Date to the date of such VWAP Trigger Event.

The “Reset Price” section shall be deleted in its entirety and replaced with:

Reset Price:

The Reset Price shall be adjusted on the first scheduled trading day of each month (each a “Reset Date”) commencing on the first calendar month following the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the last ten (10) trading days of the prior calendar month, but not lower than $6.00 (the “Floor Price”); provided that the Reset Price may be further reduced pursuant to a Dilutive Offering Reset; provided further that after October 25, 2023, the Floor Price will automatically be increased from $6.00 to $8.00 if after such date the then current Reset Price is below $8.00 and

Counterparty’s shares trade at prices above $10.00 per share for any 20 out of 30 trading day period between October 25, 2023 and the Maturity Date (the “Floor Price Increase”); provided further that the Floor Price Increase shall be effective as of the trading day immediately following the 30-day period that would result in a Floor Price Increase.

The sentence “The Counterparty agrees that it shall not issue any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares until the Shortfall Sales equal the Prepayment Shortfall, except, starting 60 calendar days after the date hereof, pursuant to that certain equity line of credit further described in Target’s registration statement on Form F-4 filed with the Commission on September 21, 2022.” in the “Shortfall Sales” section shall be deleted and replaced with “The Counterparty agrees that it shall not issue any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares until the Shortfall Sales equal the Prepayment Shortfall, except, starting 60 calendar days after the Registration Statement Effective Date, pursuant to that certain equity line of credit further described in Target’s registration statement on Form F-4 filed with the Commission on September 21, 2022”.

Interpretation. (a) The definition of “Terminated Shares” includes only such quantity of Shares by which the Number of Shares is to be reduced and included in an OET Notice; provided that no Shortfall Sale Shares or sales of Shares that are designated as Shortfall Sales (which designation can be made only up to the amount of Shortfall Sale Proceeds) will be included in any OET Notice or included in the definition, or when calculating the number, of Terminated Shares; provided further that Shortfall Sale Shares sold by Seller on or prior to the Maturity Date (together with the Terminated Shares) reduce the “Number of Shares”; and (b) the definition of “Maturity Consideration” is an amount equal to the product of (1) the Maximum Number of Shares less the number of Terminated Shares (the “Remaining Shares”) multiplied by (2)

$1.50.

No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

VELLAR OPPORTUNITY FUND SPV LLC - SERIES 7

By:	/s/ Solomon Cohen
	Name:	Solomon Cohen
	Title:	Authorized Representative

ENDURANCE ACQUISITION CORP.

By:
Name:
Title:

SATIXFY COMMUNICATIONS LTD.

By:
Name:
Title:

SATIXFY MS

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

VELLAR OPPORTUNITY FUND SPV LLC - SERIES 7

By:
Name:
Title:

ENDURANCE ACQUISITION CORP.

By:	/s/ Richard Davis
	Name:	Richard Davis
	Title:	Chief Executive Officer

SATIXFY COMMUNICATIONS LTD.

By:
	Name:	Yoav Leibovitch
	Title:	Chairman and Chief Financial Officer

SATIXFY MS

By:
	Name:	Yoav Leibovitch
	Title:	Chairman and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

VELLAR OPPORTUNITY FUND SPV LLC - SERIES 7

By:
Name:
Title:

ENDURANCE ACQUISITION CORP.

By:
Name:
Title:

SATIXFY COMMUNICATIONS LTD.

By:	/s/ Yoav Leibovitch
	Name:	Yoav Leibovitch
	Title:	Chief Financial Officer

SATIXFY MS

By:	/s/ Yoav Leibovitch
	Name:	Yoav Leibovitch
	Title:	Chief Financial Officer